EXHIBIT 1
to SCHEDULE 13D

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.
Dated:  June 15, 2010

GENERAL ATLANTIC LLC By: /s/ Matthew Nimetz Name: Matthew Nimetz Title: Managing Director
GENERAL ATLANTIC GENPAR, L.P. By: General Atlantic LLC, Its general partner By: /s/ Matthew Nimetz Name: Matthew Nimetz Title: Managing Director

GENERAL ATLANTIC PARTNERS 84, L.P.

By:     General Atlantic GenPar, L.P.
Its general partner

By:     General Atlantic LLC,
Its general partner

By:     /s/ Matthew Nimetz
Name: Matthew Nimetz
Title:   Managing Director

GAP COINVESTMENTS III, LLC By: /s/ Matthew Nimetz Name: Matthew Nimetz Title: Managing Member
GAP COINVESTMENTS IV, LLC By: /s/ Matthew Nimetz Name: Matthew Nimetz Title: Managing Member

GAPSTAR, LLC

By:    /s/ Matthew Nimetz
          Name: Matthew Nimetz
          Title:   Vice President

GAP COINVESTMENTS CDA, L.P.

By:     General Atlantic LLC,
Its general partner

By:     /s/ Matthew Nimetz
Name:  Matthew Nimetz
          Title:   Managing Director

GAPCO GMBH & CO. KG By: GAPCO Management GmbH, Its general partner By: /s/ Matthew Nimetz Name: Matthew Nimetz Title: Managing Director
GAPCO MANAGEMENT GMBH By: /s/ Matthew Nimetz Name: Matthew Nimetz Title: Managing Director